UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 8, 2021

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446 - 5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	FTV	New York Stock Exchange
5.00% Mandatory Convertible Preferred Stock, Series A, par value $0.01 per share	FTV.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Fortive Corporation (the “Company”) held on June 8, 2021, the Company’s shareholders approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Special Meeting Amendment”) to allow holders of record who own at least 25% of the Company’s outstanding shares of common stock and who otherwise comply with the requirements set forth in the Company’s Amended and Restated Bylaws, as amended from time to time, to request that a special meeting of shareholders be called. In addition, to conform the Amended and Restated Bylaws to the Special Meeting Amendment and to specify the procedures for shareholder-requested special meetings, in each case, as further described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2021 (the “Proxy Statement”), the Board of Directors previously approved a corresponding amendment to the Company’s Amended and Restated Bylaws (the “Bylaw Amendment”), contingent upon shareholder approval of the Special Meeting Amendment at the Annual Meeting.

A Certificate of Amendment (the “Certificate of Amendment”) setting forth the Special Meeting Amendment was filed with the Secretary of State of the State of Delaware and became effective on June 9, 2021.

The Company’s Amended and Restated Bylaws were further amended and restated to incorporate the Bylaw Amendment (as so amended and restated, the “New Bylaws”), which New Bylaws became effective concurrently with the effectiveness of the Certificate of Amendment on June 9, 2021.

The foregoing description is qualified in its entirety by reference to the text of the Certificate of Amendment and the New Bylaws attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on June 8, 2021, the Company’s shareholders voted on the following five proposals:

Proposal 1: To elect the eight directors named in the Proxy Statement to terms expiring at the 2022 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. Each nominee for director was elected by a vote of the shareholders as follows:

	For	Against	Abstain	Broker Non- Votes
Daniel L. Comas	292,326,425	85,966	142,000	11,401,950
Feroz Dewan	291,697,521	702,563	154,307	11,401,950
Sharmistha Dubey	291,220,258	1,182,503	151,630	11,401,950
Rejji P. Hayes	291,077,812	1,319,751	156,828	11,401,950
James A. Lico	292,336,046	95,300	123,045	11,401,950
Kate D. Mitchell	285,543,386	6,866,510	144,495	11,401,950
Jeannine Sargent	288,807,613	3,601,047	145,731	11,401,950
Alan G. Spoon	270,145,163	21,654,012	755,216	11,401,950

Proposal 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The proposal was approved by a vote of the shareholders as follows:

For	296,672,810
Against	1,770,091
Abstain	5,513,440

Proposal 3: To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of the shareholders as follows:

For	255,155,680
Against	37,111,390
Abstain	287,321
Broker Non-Votes	11,401,950

Proposal 4: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to allow holders of at least 25% of the Company’s outstanding shares of common stock to call a special meeting of the shareholders. The proposal was approved by a vote of the shareholders as follows:

For	292,158,870
Against	227,153
Abstain	168,368
Broker Non-Votes	11,401,950

Proposal 5: To consider and act upon a shareholder proposal regarding shareholders’ ability to act by written consent. The proposal was rejected by a vote of the shareholders as follows:

For	114,239,205
Against	177,126,884
Abstain	1,188,302
Broker Non-Votes	11,401,950

Item 9.01	Financial Statements and Exhibits

(d)     Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment

3.2	Amended and Restated Bylaws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name: Daniel B. Kim
Title: Vice President - Associate General Counsel and Secretary

Date: June 11, 2021